Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 27, 2021, in the Registration Statement (Form F-1) and related Prospectus of Epsium Enterprise Limited.

/s/ TAAD LLP

Diamond Bar, California

December 16, 2021